NEWS RELEASE
                                                           FEBRUARY 7, 2002

CONTACT:    TONY W. WOLFE
            PRESIDENT AND CHIEF EXECUTIVE OFFICER

            A. JOSEPH LAMPRON
            EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

            828-464-5620, FAX 828-465-6780

FOR IMMEDIATE RELEASE
---------------------

                 PEOPLES BANCORP ANNOUNCES STOCK REPURCHASE PLAN
                 -----------------------------------------------

     Peoples Bancorp of North Carolina, Inc. (Nasdaq: PEBK), the parent company of Peoples Bank, announced today that its Board of Directors has authorized a stock repurchase program, whereby up to $2 million will be allocated to repurchase the Company's common stock. At December 31, 2001, the Company had assets of $619.5 million and stockholder's equity of $45.4 million.

     Any purchases under the Company's repurchase program may be made, from time-to-time, in the open market or in privately negotiated transactions. The timing and amount of any repurchase of shares will be determined by the Company's management, based on its evaluation of market conditions and other factors. The repurchase program may be suspended at any time or from time to time without prior notice.

     "The Board decision to repurchase stock reflects management's confidence in our Company's future prospects. We believe this is an attractive opportunity to enhance shareholder value," said Tony Wolfe, President and Chief Executive Officer.

     Peoples Bank operates nine offices throughout Catawba County, one office in Alexander County and two offices in Lincoln County. The Company's common stock is publicly traded over the counter and is quoted on the Nasdaq National Market under the symbol "PEBK." Scott and Stringfellow, Inc., Ryan, Beck &Co., and Trident Securities, Inc. are market makers for the Company's shares.


     STATEMENTS MADE IN THIS PRESS RELEASE, OTHER THAN THOSE CONCERNING HISTORICAL INFORMATION, SHOULD BE CONSIDERED FORWARD-LOOKING STATEMENTS PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE SECURITIES EXCHANGE ACT OF 1934 AND THE PRIVATE SECURITIES LITIGATION ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND ARE SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO THOSE DESCRIBED IN PEOPLES BANCORP OF NORTH CAROLINA, INC.'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2000, UNDER "SPECIAL CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS" AND OTHERWISE IN THE COMPANY'S REPORTS AND FILINGS.